Exhibit 99.1

FOR IMMEDIATE RELEASE                                               May 15, 2003


Almost Family Announces First Quarter Results
Louisville, KY - Almost Family, Inc. (NASDAQ:AFAM) today announced its operating results for the three month period ended March 31, 2003.

Three Month Results
The Company reported net income of $238,469 or $0.10 per diluted share in the quarter ended March 31, 2003 versus net income of $100,318 or $0.03 per diluted share in the quarter ended March 31, 2002. As previously indicated decreased attendance in the Company's adult day care centers directly related to snow and ice, particularly during the month of February 2003, reduced net income by approximately $0.05 per diluted share. Earnings for the March 2003 quarter were also adversely impacted by changes in Medicare and Medicaid reimbursement rates and increased costs of insurance and staffing.

The Company filed its Form 10-Q with the Securities and Exchange Commission today. Please refer to that filing for additional information.

Results of operations for the three months ended March 31, 2003 and 2002 are set forth in the table below:

      Consolidated                                2003                        2002                      Change
      ------------
                                        -------------------------- --------------------------- --------------------------
                                        --------------- ---------- --------------- ----------- -------------- -----------
                                            Amount       % Rev          Amount     % Rev          Amount          %
                                        --------------- ---------- --------------- ----------- -------------- -----------

Net Revenues                ADHS        $13,911,776         64.7%  $   13,185,301       64.2%  $    726,475         5.5%
                            VN            7,605,869         35.3%       7,365,252       35.8%       240,617         3.3%
                                        ---------------            ---------------             --------------
                                        $21,517,645        100.0%  $   20,550,553      100.0%  $    967,092         4.7%
                                        ===============            ===============             ==============

Operating Income            ADHS        $   176,962          1.3%  $      614,677        4.4%  $   (437,716)      -71.2%
                            VN              951,429         12.5%       1,123,514       15.3%      (172,085)      -15.3%
                                        ---------------            ---------------             --------------
                                          1,128,391          5.2%       1,738,191        8.5%      (609,800)      -35.1%
Unallocated corporate expenses              551,709          2.6%       1,350,486        6.6%      (798,777)      -59.1%
                                        ---------------            ---------------             --------------
Income before interest and taxes            576,682          2.7%         387,705        1.9%       188,977        48.7%
Interest expense                            179,233          0.8%         220,454        1.1%       (41,221)      -18.7%
Income taxes                                158,980          0.7%          66,933        0.3%        92,047           NM
                                        ---------------            ---------------             --------------
  Net income                            $   238,469          1.1%  $      100,318        0.5%  $    138,151           NM
                                        ===============            ===============             ==============

Net income per share:
  Basic:
    Weighted average shares               2,289,465                     2,499,056                   (209,591)         NM
    Net income                          $      0.10                $         0.04                   $   0.06          NM

Net income per share:
  Diluted:
    Weighted average shares               2,476,900                     3,006,736                   (529,836)     -17.6%
    Net income                          $      0.10                $         0.03                    $   0.07         NM

NM - Non Meaningful


Unallocated corporate expenses in the three months ended March 31, 2002 include approximately $816,000, consisting primarily of professional fees, related to the cost of conducting the investigation into the restatement of the Company's financial statements as previously disclosed.

Almost Family, Inc. is a health services company providing adult day health care services focused on providing alternatives for seniors and other special needs adults who wish to avoid nursing home and other institutional placement. The Company also operates a chain of Medicare-certified home health agencies under the trade name "CaretendersTM". The Company has operations in Alabama, Connecticut, Florida, Indiana, Kentucky, Maryland, Massachusetts, and Ohio.
Contact: William Yarmuth or Steve Guenthner (502) 899-5355.

All statements, other than statements of historical facts, included in this news release, including the objectives and expectations of management for future operating results, the Company's ability to better control its costs, expected trends in medical costs, the Company's ability to operate profitably under Medicare PPS with lower rates, and the Company's expectations with regard to market conditions, are forward-looking statements. These forward-looking statements are based on the Company's current expectations. Although the Company believes that the expectations expressed or implied in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially. The potential risks and uncertainties which could cause actual results to differ materially could include the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare PPS payment rates, the ability of the Company to maintain its level of operating performance, cost control objectives; government regulation; health care reform; pricing pressures from Medicaid and other third-party payers; and changes in laws and interpretations of laws relating to the healthcare industry. For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's Securities and Exchange Commission filing on Form 10-K for the year ended December 31, 2002, in particular information under the headings "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company disclaims any intent or obligation to update its forward-looking statements.